Exhibit 10.25

2011 Cooperation Agreement

Contract No.: ON-C-111011-01

Party A: Shanghai Huaqianshu Information Technology Co., Ltd.

Address: Room 1114, No.1 Lane 27, Guotai Road, Yangpu District, Shanghai

Legal representative: Qian Yongqiang

Tel.: 010-64428783  Fax: 010-64422942

Contact person: Yang Xiaojing   Email: yangxiaojing@jiayuan.com

Party B: Beijing Angran Times Advertising Co., Ltd.

Address: Room 203, No.4 Building, Zijin Digital Park, Zhichun Road, Haidian District, Beijing

Legal representative: Zhang Fenqin

Tel.: 010-62662626-8096  Fax: 010-62662776

Contact person: Chi Xu  Email: xuchi@ad-sage.com

Based on the lawful and valid Search Engine Advertising Framework Agreement (No.: ON-C-111011) dated April 6, 2011 between Party A and Party B and for purposes of further deepening the service cooperation concerning search engine marketing and online marketing and improving the effect of Party A’s online marketing, Party A and Party B, after friendly negotiations and on the basis of equality and mutual benefit, hereby enter into this Cooperation Agreement, upon the terms and subject to the conditions as set forth below:

1. Cooperation Contents

1.1     Party A and Party B have established the cooperation in respect of the paid search engine advertisings of the website (www.jiayuan.com) designated by Party A at the search engine. Party A will release the advertisings other than [****] *at the search engine (www.baidu.com) each month. Party B will temporarily provide [****]* of the amount of single advertising of Party A as the cooperation expenses. After Baidu’s 2011 agent policy is published, the cooperation expenses percentage between both parties is to be agreed. The cooperation expenses shall be paid as follows:

1.1.1         Keyword auction portion: the form of account charging is to be used. For example, if the amount of Party A’s single keyword auction is RMB [****]*, then Party B shall provide the % cooperation expenses of RMB [****]* and the actual charging amount in Baidu account shall be RMB [****]*. In no event will Party B refund the cash to Party A.

1.1.2         Display advertising portion: this portion includes the advertisings in Baidu brand zone and other display advertisings. Party A will settle the fee at [****]* of the amount of single advertising, i.e. the amount to be paid by Party A to

*  This portion has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

Party B is [****]* of the actual advertising amount.

2. Service Term

The service term of this Agreement shall commence on April 11, 2011 and end on April 10, 2012.

3. Intellectual Property and Confidentiality

3.1            Each party warrants that the materials provided by it to the other party will not infringe upon the intellectual property or lawful interests of any other person. Otherwise, any and all responsibilities arising therefrom shall be solely borne by such party.

3.2            Each party warrants that any hardware, software, program, password, trade name, technology, license, patent, trademark, know-how and operational process of the other party known or permitted to be used by it under this Agreement are lawfully owned by the other party and it has no right or interest relating thereto.

3.3            The business secrets, technical secrets and other confidential information obtained by each party from the other party within the valid term of this Agreement shall not be disclosed to a third party or made public within the term of this Agreement and for a period of two years following its termination. The confidentiality obligations of each party shall extend to any of its employees and business cooperation personnel and any of the affiliates of its shareholders (including, but not limited to, relatives, investment related legal entities, etc). Each party shall ensure that the foregoing perform the confidentiality obligations hereunder and be held liable for their disclosure.

3.4            Any party disclosing business secrets shall not be deemed breaching this Agreement if such information

(1) already becomes a part of public knowledge when disclosed;

(2) is disclosed with the prior written consent of the other party;

(3) is disclosed under the requirements of any government, judicial or other department having jurisdiction over such party when such department performs official duties in accordance with Chinese law and regulations, provided that the other party is advised in writing of the accurate nature of business secrets to be disclosed prior to such disclosure.

3.5            Article 3.3 and Article 3.4 shall survive the cancellation and termination of this Agreement.

4. Force Majeure

4.1 “Force Majeure” means any event that is beyond the reasonable control of both parties, unforeseeable or foreseeable but unavoidable, which hinders, prevents or delays any party from performing all or part of its obligations hereunder. Such event includes, but is not limited to, government act, natural disaster, war, computer virus, hacker attack, network failure, service delay or disruption of bandwidth or other network equipment or technical service provider or any other similar event.

4.2            Neither party shall be held liable to the other party where any party is prevented or delayed in performing all or part of this Agreement due to any of the foregoing events of force majeure.

5. Dispute Resolution and Applicable Laws

5.1            Any dispute arising in connection with this Agreement shall be first resolved by Party A and Party B through negotiations. If negotiations have failed to resolve such dispute, both parties agree that a lawsuit may be filed at Haidian District People’s Court, Beijing.

5.2            The formation, validity, performance and interpretation of, and resolution of disputes arising in connection with, this Agreement, shall be governed by the PRC laws.

6. Termination

6.1            The effectiveness and implementation of this Agreement are subject to the lawful and valid Search Engine Advertising Framework Agreement (No.: ON-C-111011) between both parties. If ON-C-111011 Contract is terminated, this Agreement shall be terminated with immediate effect.

6.2            Other than the provisions herein, if any party terminates this Agreement for business adjustment, it shall give the other party prior 2 months written notice and this Agreement may be terminated after negotiations and written consent of both parties.

7. Miscellaneous

7.1            This Agreement shall become effective as of the date when it is signed and sealed by both parties.

7.2            Any amendment to or modification of this Agreement shall be subject negotiations and made by a written instrument signed and sealed by both parties.

7.3            This Agreement is executed in duplicate, with each party retaining one copy.

7.4            In the event of any matter not mentioned herein, both parties may, after negotiations, enter into a supplementary agreement, which shall have the same legal effect as this Agreement.

7.5            Neither party shall directly or indirectly solicit any person of the other party participating in the service hereunder or offer a job to him or employ or sign a contract with him to make him a partner, employee or independent contractor. The limitation period shall be the period when any such person performs such service and 12 months after completion of the service. “Person includes any person employed by one party and maintaining a direct relationship with it as a partner, employee or independent contractor during the performance of service. This article does not apply where any such person independently responds to any indirect recruitment not targeting him (e.g. general newspaper advertising, introduction of employment agency and Internet recruitment).

This Agreement shall become effective upon signing and sealing by both parties on April 6, 2011. This Agreement is executed in duplicate, with each party hereto retaining one copy. Both copies shall have the same legal effect.

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Party A: Shanghai Huaqianshu Information Technology Co., Ltd.	Party B: Beijing Angran Times Advertising Co., Ltd.
Seal: (Company Seal) [seal: Shanghai Huaqianshu Information Technology Co., Ltd.]	Seal: (Company Seal) [seal: Beijing Angran Times Advertising Co., Ltd.]
Name of authorized representative:	Name of authorized representative:
Signature of authorized representative:	Signature of authorized representative:
/s/ Peng Gao	/s/ Fei Xie

Search Engine Advertising Framework Contract

Contract No.: ON-C-111011

This Search Engine Advertising Framework Contract (“this Contract”) is made and entered into by the parties below as of April 6, 2011:

Party A: Shanghai Huaqianshu Information Technology Co., Ltd.

Address: Room 1114, No.1 Lane 27, Guotai Road, Yangpu District, Shanghai

Legal representative: Qian Yongqiang

Tel.: 010-64428783  Fax: 010-64422942

Contact person: Yang Xiaojing   Email: yangxiaojing@jiayuan.com

Party B: Beijing Angran Times Advertising Co., Ltd.

Address: Room 203, No.4 Building, Zijin Digital Park, Zhichun Road, Haidian District, Beijing

Legal representative: Zhang Fenqin

Tel.: 010-62662626-8096  Fax: 010-62662776

Contact person: Chi Xu  Email: xuchi@ad-sage.com

In accordance with the Contract Law of the People’s Republic of China, Advertising Law and other related laws and regulations, Party A and Party B, abiding by the principles of equality, mutual benefit, honesty and credibility and after friendly negotiations, hereby enter into this Agreement with respect to Party B providing Party A with the search engine advertising release service, upon the terms and subject to the conditions as set forth below.

1. Definitions

1.1            Advertising: refers to a compensated service provided by Baidu by displaying client website information at the relevant page or interface of Baidu website or other website designated by Party A and Party B.

1.2            Materials: refers to the advertising document provided by the client to be displayed at media advertising position. Materials are an organic whole, including the form and contents of the Materials and the target page directed after clicking.

1.3            Display advertisings: refers to the Baidu brand special advertisings, brand relevancy advertisings, broadcast rotation advertisings, precision advertisings, gold digging advertisings, title sponsorship and community advertisings at www.baidu.com, excluding search ranking advertisings

1.4            Search ranking advertising: refers to a kind of advertising provided by Baidu at the relevant pages of Baidu and/or alliance website, which displays the information of client website in the form of online bidding of keywords, including search ranking advertising, search ranking upgrade test version advertising and Baidu alliance content network advertising.

2. Services

2.1 Service contents

Party A entrusts Party B as its designated network advertising agent and service provider to provide Party A with the purchase and release of Baidu advertising products, specifically including:

☐            Advertising purchase and advertising release: Party B will provide Party A with media purchase and advertising release services as well as the comprehensive specific search engine advertising strategy as agreed by both parties.

2.2 Advertising media selected by Party A: www.baidu.com

2.3 Contract term: this Contract shall be valid from April 11, 2011 to April 10, 2012.

3. Price and Fees

Party A agrees to pay the following fees in respect of the services provided by Party B under Article 2:

☐            Media purchase fee: [****]*

☐            Baidu advertising release deposit: [****]*

4. Method and Term of Payment

4.1 Party A agrees to pay the fees to Party B at the following times:

☐                Total advertising amount (total advertising amount recognized as income by Party B within the valid term of this Contract and received from Party A within the specified time): not less than RMB [****]* (i.e. RMB [****]* yuan). 7 working days prior to each advertising release, Party B shall confirm with Party A the advertising release amount via an email and issue an invoice covering the same amount. Party A shall pay such release fees within 3 working days of receiving the invoice. If Party B still does not receive the advertising release amount from Party A by the charging date, Party B shall have the right to refuse to charge Party A’s account.

☐                Advertising release deposit: an advertising release deposit needs to be paid under the Baidu network advertising framework contract. Within 5 working days following the effectiveness of this Contract, Party A shall pay Party B [****]* of the total framework release amount as the deposit, i.e. RMB [****]* yuan (i.e. RMB [****]*). Upon expiry of this Framework Contract, if the actual payments made by Party A to Party B within the valid term of this Contract (the deposit excluded) reach the “total advertising release amount” set forth in the foregoing paragraph, Party B shall, within 5 working days after the end of the service term of this Framework Contract, refund this deposit to Party A, i.e. RMB [****]*  yuan (RMB

[****]*) in total, and Party A may also offset the last advertising payment with this deposit. If the actual payments made by Party A to Party B within the valid term of this Framework Contract fail to reach the total Baidu framework contract amount set forth in the foregoing paragraph, i.e. RMB [****]* yuan (RMB [****]*), the deposit will be offset by Baidu.

4.2            Party B shall provide Party A with the advertising industry invoice in accordance with law. If Party B cannot issue the lawful invoice, Party A shall have the right to refuse to make any payment.

4.3            Method of payment and account information. Party A shall pay Party B by check or remittance as below:

Account holder: Bejing Angran Times Advertising Co., Ltd.

Deposit bank: [****]*.

Account No.: [****]*.

5. Network Advertising Contents

5.1            Both parties agree to be jointly responsible for Party A’s search engine advertising contents and Party B shall be responsible for implementation.

5.2            Party A shall guarantee to timely provide the various materials and relevant contents required for advertising release and guarantee the adequate preparation time. If advertising release is delayed as a result of Party A’s delay, Party B will bear no liability.

5.3            Party A shall warrant that the advertising link contents provided by it are true and neither violate the Advertising Law, relevant laws, regulations, policies and public moral standards nor damage the lawful rights and interests of any third party and further warrant that it will not make any misleading or false publicity about its products or operational contents. If Party A violates this warranty, resulting in any dispute, Party A shall be held liable for resolution. If Party B thus suffers losses, Party A shall make compensation.

5.4            Party B shall have the obligation to, from a perspective of advertising professional, examine this link in accordance with the Advertising Law and other related laws and regulations and timely notify Party A to modify the contents not complying with laws and regulations. If advertising release is delayed as a result of Party A’s advertising link contents, Party B will not bear any liability.

5.5            As for the creative advertising design entrusted to Party B by Party A at Party A’s expenses that is completed and passes Party A’s examination, its copyright shall be owned by Party A. Party B shall not hinder Party A from entrusting other network advertising agent or network media to use this works. Party A agrees that Party B retains the right to display this advertising design at any place.

6. Special Exemptions

6.1            If the advertising plan is delayed due to the factors affecting the normal operation of network like hacker attack, impact from technical adjustment of telecom department, temporary shutdown resulting from government control, server downtime, website downtime maintenance, etc. arising from the special natures of network technology and network media of media website, Party B will bear no liability, but Party B shall negotiate with relevant media to adjust the release plan and submit the adjusted plan to Party A for approval.

6.2            If the search engine platform adjusts its service contents, page layout, page design, etc, thus affecting the execution of advertising plan, Party B will bear no liability, but Party B shall negotiate with relevant search engine platform to adjust the release plan and submit the adjusted plan to Party A for approval.

6.3            If the matters needing to be notarized in the course of network promotion activity are not notarized for any cause attributable to Party A, the legal liabilities arising therefrom shall be solely borne by Party A.

7. Intellectual Property and Confidentiality

7.1            Each party warrants that the materials provided by it to the other party will not infringe upon the intellectual property or lawful interests of any other person. Otherwise, any and all responsibilities arising therefrom shall be solely borne by such party.

7.2            Each party warrants that any hardware, software, program, password, trade name, technology, license, patent, trademark, know-how and operational process of the other party known or permitted to be used by it under this Contract are lawfully owned by the other party and it has no right or interest relating thereto.

7.3            The business secrets, technical secrets and other confidential information obtained by each party from the other party within the valid term of this Contract shall not be disclosed to a third party or made public within the term of this Contract and for a period of two years following its termination.

7.4            Any party disclosing business secrets shall not be deemed breaching this Contract if such information

7.4.1         already becomes a part of public knowledge when disclosed;

7.4.2         is disclosed with the prior written consent of the other party;

7.4.3         is disclosed under the requirements of any government, judicial or other department having jurisdiction over such party when such department performs official duties in accordance with Chinese law and regulations, provided that the other party is advised in writing of the accurate nature of business secrets to be disclosed prior to such disclosure.

7.5            Article 7.3 and Article 7.4 shall survive the cancellation and termination of this Contract.

8. Liability for Breach of Contract

8.1            When the breaching party materially breaches its obligations hereunder, the non-breaching party shall be exempt from its obligations hereunder.

8.2            If the non-breaching party incurs any expenses or costs or additional liability or suffers losses (except other loss of profit or other indirect loss) by reason of the breach by the breaching party of this Contract, the breaching party shall indemnify the non-breaching party against such expenses, costs, liabilities or losses (including paid and payable interests).

8.3            Where Party A fails to pay the fees to Party B in accordance with the term and method of payment set forth hereunder, Party A shall pay Party B a penalty of 0.5% of the overdue fees per delayed day.

8.4            Party B shall not be deemed breaching this Contract under any of the circumstances as set forth in Article 5.1 and Article 5.2.

9. Modification or Termination

9.1            Except as otherwise provided for herein, if any party materially breaches any condition herein and fails to remedy such breach within 15 days of receiving a written notice from the other party, the other party shall have the right to terminate this Contract. This Contract shall be terminated on the day of the giving of a notice of termination by the terminating party.

9.2            Where any party goes into bankruptcy petition or liquidation proceedings, the other party shall have the right to terminate this Contract. This Contract shall be terminated on the day of the giving of a notice of termination by the terminating party.

10. Force Majeure

10.1            Once both parties confirm that force majeure prevents or delays the performance of this Contract, any party may suspend the performance of this Contract, but it shall within 2 working days notify the other party of the occurrence of force majeure and within 15 days provide the details and valid evidence of force majeure. If the impact of force majeure cannot be removed within 30 days of the occurrence thereof, and both parties fail to agree on the modifications of this Contract, any party shall have the right to terminate this Contract. This Contract shall be terminated upon the giving of a notice of termination by a party to the other party and both parties shall settle the fees depending on the actual duration of advertising release.

10.2            “Force Majeure” means any event that is beyond the reasonable control of both parties, unforeseeable or foreseeable but unavoidable, which prevents any party from performing all or part of its obligations hereunder. Such event includes, but is not limited to, government act, policy change, earthquake, typhoon, flood, fire or other act of God, war or other similar event. Considering the special nature of the Internet, force majeure also includes the following circumstances affecting the normal operation of the Internet:

Hacker attack;

Significant impact resulting from technical adjustment of telecom department;

Temporary interruption due to government control;

Virus invasion.

10.3            If force majeure occurs following a party’s breach, the breaching party shall not be exempt from its liabilities.

11. Dispute Resolution and Applicable Laws

11.1            Any dispute arising in connection with this Contract shall be first resolved by Party A and Party B through negotiations. If negotiations have failed to resolve such dispute, both parties agree to refer such dispute to Beijing Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The seat of arbitration shall be Beijing. The arbitral award shall be final and binding upon both parties.

11.2            The formation, validity, performance and interpretation of, and resolution of disputes arising in connection with, this Contract, shall be governed by the PRC laws.

12 Miscellaneous

13.1            This Contract shall become effective as of the date when it is signed and sealed by both parties.

13.2            This Contract is executed in duplicate, with each party retaining one copy. Two copies shall have the same legal effect.

13.3            In the event of any matter not mentioned herein, both parties may, after negotiations, enter into a supplementary agreement, which shall have the same legal effect as this Contract.

13.4            This Contract shall be binding upon and inure to the benefit of both parties and their respective legal successors. Any merger, division or dissolution of any party shall not affect the continued performance of this Contract. If any party intends to assign or otherwise dispose of its rights or obligations to other person, such party shall obtain the consent of the other party and sign a third party agreement.

13.5            This Contract sets forth and constitutes the entire understanding of both parties with respect to the matters hereof and substitutes and replaces any and all prior advices, negotiations, statements, undertakings, documents or other information, oral or written, between both parties with respect to the matters hereof. This Contract shall not be cancelled, terminated, supplemented, interpreted, amended or modified in any way except by a written instrument executed by the duly authorized representatives of both parties.

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Party A: Shanghai Huaqianshu Information Technology Co., Ltd.	Party B: Beijing Angran Times Advertising Co., Ltd.
Company seal: (Company Seal) [seal: Shanghai Huaqianshu Information Technology Co., Ltd.]	Company seal: (Company Seal) [seal: Beijing Angran Times Advertising Co., Ltd.]
Name of authorized representative:	Name of authorized representative:
Signature of authorized representative:	Signature of authorized representative:
/s/ Peng Gao	/s/ Fei Xie
Date: April 7, 2011	Date: